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                                                                      EXHIBIT 1




                            ACQUISITION AGREEMENT

                                   between

                     AEROQUIP-VICKERS INTERNATIONAL GmbH

                    -hereinafter referred to as "Seller"-

                                    a n d

                       ANJA VERWALTUNGSGESELLSCHAFT mbH

                     -hereinafter referred to as "Buyer"-

                                   PREAMBLE

Seller operates a commercial undertaking in Beienheim. It involves the manufacture and distribution of plastic components for the motor industry.

Seller would like to sell the Beienheim business by transferring the assets, liabilities and contracts belonging to it. Buyer would like to acquire these.




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                                    SEC. I
                                    ASSETS

1. Seller sells to Buyer the fixed assets within the meaning of Commercial Code Section 266 (2) A I 1 (industrial property rights), 2 (good will), 3 (payments on account), II, 2 (technical equipment and machines), 3 (office furniture and fixtures), 4 (payments on account and facilities under construction), III 6 (other loans) HGB (German Commercial Code), which belong to the business on the Closing Date which is 21 November 1997 as well as all inventories within the meaning of Section 266 (2) B I HGB, receivables and other assets within the meaning of Section 266
        (2) B II HGB, and all rights which belong to the business on the Closing Date and form the basis of prepaid expenses within the meaning of
        Section 266 (2) C HGB.

2. The fixed assets being sold include in particular Seller's assets listed in ANNEX 1 hereto. Assets listed there which are sold in the usual course of business between 24 October 1997 up to the Closing Date, or are otherwise removed from the business, are not sold. Such assets which are purchased, manufactured or otherwise added to the business in the usual course of business between 24 October 1997 up to the Closing Date to replace or supplement the objects listed in the list of assets are sold hereby.

3. The above-mentioned list of assets was taken from Seller's inventory which was the basis of Seller's balance sheet which was part of the financial statements as per 24 October 1997. Assets belonging to the business which are not listed there, but did not have to be included in the inventory, are sold hereby.

4.      The following assets are not sold hereby:

   - loans made to affiliated companies, shareholdings, loans made to companies in which a minority interest is held, securities, within the meaning of Section 266 (2) A 1112, 3, 4, 5 HGB,

   -    securities within the meaning of Section 266 (2) B III HGB,

   - checks, cash in hand, deposits with the Federal Bank and the Federal Postal System Bank and deposits with commercial banks within the meaning of Section 266 (2) B IV HGB belonging to the business on the Closing Date.


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                                    SEC. 2
                         INDUSTRIAL PROPERTY RIGHTS,
                         INTANGIBLE ASSETS, LICENCES

1. The patents, utility models and design patterns as well as applications and filings for such rights listed in ANNEX 2 hereto are among the assets being sold.

2. At Buyer's request, Seller will make any and all statements and take any action necessary to transcribe the above-mentioned protective rights. Costs incurred for the transcription shall be borne by Buyer.

        Buyer agrees to remove without delay all references to Seller or Aeroquip Sterling in all future trade and manufacturing transactions and documentations.

3. Rights to inventions, know-how, business secrets, procedures, formulas and other intangible things not subject to special legal protection, as well as all tangible forms of such things, are also among the assets being sold. In the same way, rights to commercial know-how, trade secrets and administrative or manufacturing processes and software for the integrated finance and manufacturing system, as well as all tangible forms of such things, in particular documents relating to suppliers and customers as well as the business correspondence and papers of the business, are part of the assets being sold.



                                    SEC. 3
                                 LIABILITIES


1. Buyer will take over with debt releasing effect the liabilities, contingent liabilities and obligations of Seller listed in ANNEX 3 as they exist on the Closing Date except for payment obligations resulting from product liability or product warranties in respect of goods shipped on or prior to the Closing Date if these obligations exceed the amount of the reserve set up for warranties in the take over balance sheet. Seller shall indemnify and reimburse Buyer if claims for payment in respect of such liabilities are made upon the Buyer. Seller shall remain responsible for any liabilities, contingent liabilities and obligations in respect of the assets and contracts taken over under this Agreement resulting from its activities on or prior to the Closing Date not listed in ANNEX 3. Buyer will be responsible for any liabilities, contingent liabilities and obligations in respect of the assets and contracts taken over under this Agreement resulting after the Closing Date.



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2.      The parties agree that a Phase 2 Environmental Audit on the premises of the Beienheim facility (the "Site") shall be performed within sixty days after the Closing Date by Buyer in order to identify non-compliance at the Site with existing laws and regulations as of the Closing Date, if any. The scope of the Phase 2 Environmental Audit shall include all relevant environmental issues according to standards of German law. Costs of the Phase 2 Environmental Audit will be borne by Buyer. Seller reserves the right to engage its own experts to observe Buyer's Phase 2 Environmental Audit and to evaluate the nature and extent of the measures which Buyer's environmental audit firm considers necessary to remove any non-compliance with existing laws and regulations as of the Closing Date at the Site. The parties shall induce their experts to agree upon the measures which are reasonably necessary to remove any non-compliance with existing laws and regulations as of the Closing Date at the Site ("Phase 2 Recommendations").

3. Seller shall carry out at its own expense and without delay all measures which are necessary to implement the Phase 2 Recommendations at the Site.


4. For a period of three (3) years after the Closing Date Seller shall remain responsible or any non-compliance with existing laws and regulations as of the Closing Date arising from its activities at the Site on or prior to the Closing Date. Seller shall indemnify and reimburse Buyer if claims for payment in respect of such non-compliance are made upon Buyer.




                                    SEC. 4
                            CUSTOMER OWNED TOOLING

Seller has the tools listed in ANNEX 4 in its possession that are owned by customers. These will be taken over by Buyer with the consent of the owners of such tooling. Such consent shall be obtained by the Seller. The liabilities and responsibilities for all these customer owned tooling will be assumed by Buyer.



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                                    SEC. 5
                        CONTRACTS AND CONTRACT OFFERS

Buyer takes over from Seller all rights and duties arising from the contracts and contract offers listed and contained in Annex 5 hereto, with debt-releasing effect for Seller. Any contracts or contract offers not listed will not be taken over.



                                    SEC. 6
                             EMPLOYMENT CONTRACTS

1. The employment contracts belonging to the business including apprenticeships listed in ANNEX 6 hereto will pass over to Buyer on the Closing Date pursuant to Section 613a BGB. All employment contracts correspond to the standard contracts in ANNEX 6. There exist no individual agreements materially deviating from these standard contracts.

2. At the same time, the commitments existing with respect to company pension entitlements on the part of active employees belonging to the business will also pass over to Buyer on the Closing Date.

3. Seller's obligations to pay company pensions and obligations under non-lapsable expectancies of former employees for payment of company pensions shall remain with Seller.

4. The Seller shall indemnify the Buyer against any costs that may be incurred as a result of the litigation for alleged unfair dismissal between the Seller and its employee Schaffelhofer.



                                    SEC. 7
           TRANSFER OF OWNERSHIP, TRANSFER OF POSSESSION, CONDITION


1. Ownership of the assets being sold and the industrial property rights shall pass over to Buyer on the Closing Date. The licences granted herein will become effective on the Closing Date. Should any third parties have reserved title to the assets being sold, or if ownership of the assets being sold has been transferred to third parties by way of security, Seller will transfer to Buyer its expectancies in this respect.




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2.      Seller will transfer possession of the assets sold hereby to Buyer on the Closing Date. With respect to things in possession of third parties Seller will assign to Buyer its repossession claims. Promptly after possession is transferred, Seller and Buyer will jointly prepare a list of all tangible assets possession of which has been transferred to Buyer, or with respect to which Seller's repossession claims have been assigned.

3. On the Closing Date, Buyer will take over from Seller all liabilities, rights and duties which are contained in this Agreement as well as ANNEXES 2, 3, 5 AND 6. Seller and Buyer will jointly attempt to obtain the approval of the third parties who are parties to the contracts being taken over. Should it not be possible or expedient to obtain such approval, Seller and Buyer will act as between themselves and have each other treated as if the take-over of the contracts and contract offers had been validly made. In relation to third parties, Seller shall remain a party to the contracts, but in relation to Buyer, Seller will act as a party to the contract for Buyer's account.

4. Transfer of ownership of the assets being sold, transfer of possession as well as the takeover of the contracts and contract offers transferred and of the rights transferred to Buyer shall be subject to the condition precedent of complete payment of the purchase price for the business.



                                    SEC. 8
                               LEASE AGREEMENT


Buyer agrees to take over the existing lease for building and property contained in ANNEX 5 now borne by Seller and/or enter into a new lease agreement with the lessor in which Seller is released from all obligations or Buyer may purchase the building and property and release Seller from all obligations under the existing lease. Only in the event that the lessor is unprepared to conclude a lease agreement equally advantageous to Buyer, Seller undertakes to sublease the building and property under the same terms and conditions as the Seller now possesses. Buyer undertakes to sublease the property and building under the same terms and conditions as now entered into by Seller. Seller undertakes to transfer all purchase options to Buyer. Until the Seller is no longer bound by the existing lease Buyer shall reimburse Seller for any contractual payments made by Seller to the Lessor and the Buyer shall bear any expenses necessary to fulfil the lease.




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                                    SEC. 9
                              RODELHEIM PROPERTY


1. Seller is entitled to use and sublease offices and storage rooms at the building and property located at Eschborner LandstraBe 145 - 147, Frankfurt am Main/Rodelheim. Seller subleases to Buyer as of the Closing Date these premises for its administration and its distribution of products until the end of 1997 for a lump sum of DM 14,400.00. Instead of payment of this lump sum, Buyer will continue the administration and electronic data processing for Seller. This means that Buyer ensures that its employees will carry out all work related to the administration and electronic data processing of Seller, including:


             1. (a) yearend financial reporting details, until completion of annual accounts for the 1997 accounting year,

                (b) daily expense, purchasing, shipping and revenue accounting activities,

                (c) German accounting requirements, until completion of annual accounts for the 1997 accounting year,

                until 31 January 1998;

             2. electronic data processing and operational support for the Rodelheim subsuppliers, including negotiations co/ Opel
                     AG and personnel planning until such negotiations are completed, until 31 March 1998 at the latest,

             3. support in tax or social security audits for the accounting years 1988 to 1997 until completion of such audits.


        This is valid independent of the date of any movement of personnel and equipment to the Beienheim facility.


2. Buyer shall carry out the above administration and electronic data processing according to German generally accepted accounting principles ( Sec. 238 et seq. HGB ) and in compliance with any tax laws or regulations that may apply.

3. Buyer will not disclose any information received in the context of the above administration and electronic data processing. The Buyer agrees to take all reasonable

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        care necessary to safeguard the confidential nature of this information.
        This includes to oblige its employees to maintain confidentiality as well.



                                   SEC. 10
                          PRELIMINARY PURCHASE PRICE


1. The preliminary purchase price for the assets, rights and contracts taken over through this Agreement is

                               DM 17,868,000.00

          (in words: seventeen million eighthundredsixtyeightthousand German
           Marks)

        in total, plus value added tax, if any.

2.      The preliminary purchase price is composed of the following:


              Property, plant and equipment      DM 9,737,000.00
              Net working capital (see ANNEX 7)  DM 8,131,000.00


        The parties will allocate the goodwill first to machinery and equipment.


3. Payment of the preliminary purchase price in the amount of DM seventeen million eighthundredsixtyeightthousand shall be made as follows:


        a) by assumption of the liabilities, contingent liabilities and obligations of Seller in the amount of DM 4,471,000.00, and


        b)  the balance by cash payment of DM DM 13,397,000.00 at the Closing.



                                   SEC. 11
                          PURCHASE PRICE ADJUSTMENT


1. On 22 November 1997 Seller and Buyer will together conduct a physical inventory stock take by physically checking the production inventory. On the basis of this physical inventory stock take, Seller will determine the value of the stock being taken over on the Closing Date. In so evaluating the inventory, required accounting principles as well as the principle of continuity of balance-sheet preparation and evaluation must be observed



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        in line with Seller's financial statements as per 31 December 1996.
        Seller will make the evaluation and provide it with an internally prepared balance sheet of the assets purchased and liabilities and contracts assumed as of the Closing Date to Buyer within 30 days after the Closing Date.

2. The preliminary purchase price agreed on hereby will be raised or, as the case may be, reduced by the amount by which the net book value of the purchased assets belonging to the business on the Closing Date as per the Closing Date Balance Sheet exceeds or falls short of the amount of DM 15,868,000.00 shown in Seller's financial statements as per 22 August 1997 (see ANNEX 8) for the net book value of the purchased assets. The cash portion of the preliminary purchase price agreed upon will be raised or, as the case may be, reduced by the amount by which the assumed liabilities, contingent liabilities and obligations of Seller as of the Closing Date listed in ANNEX 3 still to be prepared exceed or fall short of the amount of DM 4,471,000.00. The difference is to be settled by bank transfer within 10 days of receipt of the final evaluation. The amount of the difference shall bear interest from the Closing Date at the discount rate of Deutsche Bundesbank plus 2% per year.

3. Buyer shall be free to have all balance sheet positions reviewed by a chartered accountant of its choice. Buyer will inform Seller within 60 days after the Closing Date whether the Seller's evaluation is accepted or in what way it does not coincide with the contractual agreements. Subsequently Seller may within 30 days have Buyer's statement reviewed by a chartered accountant of its choice, and inform Buyer whether this evaluation is accepted. If Buyer and Seller cannot agree on the evaluation, a chartered accountant to be appointed by the "Institut der Wirtschaftsprufer e.V." at the request of either party shall decide with binding effect on both parties. Costs incurred for this will be borne by Buyer and Seller in the proportion of their succeeding or losing in this matter.



                                   SEC. 12
                                  WARRANTIES

I. Seller warrants by way of an independent guarantee that the following representations are true and correct on the Closing Date:

        1. Seller can freely dispose of the contract objects and the transactions provided for herein do not and will not violate any third-party rights.





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        2.   The assets being sold comprise all of the fixed assets needed for the current business operations of the business.


        3. Seller is the legal and beneficial owner of all assets sold hereby. With the exception of the usual rights of retention and transfers of ownership by way of security, these assets are free from any encumbrances and other third-party rights.


        4. The industrial property rights sold or licensed hereby are valid and have not been challenged by any third party. The conduct of Seller's business does not infringe third party intellectual property rights.


        5. The contracts transferred hereby have not been breached by Seller or challenged and remain in force and, to the Seller's best knowledge, have not been breached by third parties.


        6. ANNEX 6 contains a complete list of all employees and apprentices in the business who are taken over hereby.


        7. Except as disclosed in ANNEX 9, no pending or threatened legal disputes exist at this time.


        8. All provisions of building and construction law and trade law as well as all official orders have been complied with in constructing operational facilities and buildings.


        9. No insolvency or composition proceedings have been instituted against Seller. There are no circumstances which would justify this.


        10. All information made available by Seller to Buyer and its advisors prior to the execution hereof are complete and correct to Seller's best knowledge. No information of relevance to the subject matter hereof has not been disclosed.


        11. Buyer is aware that the roof of the building in Beienheim and certain areas of the production floor are in need of repair. Buyer bears all costs arising from the repair to be done.


        12. All permits and licences required to conduct the current operations at the Beienheim plant exist and are valid.




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        13.  Included in the assumed liabilities (ANNEX 3) is an amount equal to the liability for pensions for all employees entitled to a company pension listed in ANNEX 6 calculated according to US GAAP by a licensed actuary as of the Closing Date.


        14. The Seller maintains adequate insurance coverage for carrying on the Beienheim facility. Such insurance coverage will be maintained by the Seller until the Closing Date.


        15. Between the signing hereof and the Closing Date the Seller shall not enter into any transactions which exceed the normal scope of its business; the Annexes hereto contain no agreements, including employment agreements which deviate from normal business practice, unless disclosed by the Seller there have been no occurences or developments prior to the Closing Date that would result in the exposure of the Buyer to risks exceeding its normal scope of business.


        16. Licences or permits required for running the Beienheim facility are assignable to the Buyer.


        17. No customers of the Seller's Beienheim business have indicated to the General Manager of the Beienheim facility that they would terminate or significantly reduce purchases from the Beienheim operations.


        18. The financial statements including the profit and loss statements for the years 1994 through 1996 of the Beienheim facility were prepared in accordance with US Generally Accepted Accounting Principles on the basis of the principle of continuity of accounting and correctly reflect the financial results of the Beienheim plant. The interim financial statements for the period ended October 24, 1997 were prepared from the books and records of the Seller on a consistent basis, are true and correct in all material respects and accurately reflect the results of operations of the business for the period ended October 24, 1997 subject to normal corporate level and period adjustments.


       II.1. Should any or several of the above representations be incorrect, Buyer can demand that Seller creates the situation, within a reasonable period of time, which would exist if the representation(s) had been correct. If Seller does not create a situation consistent with this Agreement within such a reasonable time, or if this is not possible, Buyer can demand payment from Seller as compensation for damages.



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        2.   Buyer's rights to cancel the contract or to demand a reduction of the purchase price or damages other than mentioned in Section 12 para. II 1 above because of incorrect representations, or to challenge this Agreement because of the absence of important features, or to reverse or adjust this Agreement because of frustration of contract, are expressly ruled out.


        3. Warranty claims of Buyer under this Agreement are subject to a limitation period of two years. The limitation period will begin to run on the Closing Date.



                                   SEC. 13
                               FUTURE BUSINESS


Buyer is aware that current forecasts show a decrease in revenues in 1998 compared to 1997 and that this reduction in sales could lead to reductions in head count at Beienheim (in the order of over 40 employees approximately). Buyer assumes all liabilities caused by the termination of these employees and shall release Seller from all claims resulting from the potential termination of their employment.


                                   SEC. 14
                          PROHIBITION OF COMPETITION


For the duration of five years after the Closing Date Seller and its affiliates will refrain from any activities which would constitute direct or indirect competition with its current Beienheim business. In particular, Aeroquip-Vickers International GmbH and its affiliates will not set up, acquire or participate in or advise a company which directly or indirectly competes with its current Beienheim business operations,


                                    SEC. 15
                                ONGOING BUSINESS


Seller will conduct the Beienheim operation on an ongoing business basis from the date of signature of this Agreement until the Closing Date.






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                                   SEC. 16
                                  CONDITION

This Agreement is subject to the Lessor of the property agreeing to either a sublease by the Seller to the Buyer or a new lease between the Lessor and the Buyer the terms of which are not less favourable than those of the present lease between the Lessor and the Seller and in which Seller is released from all obligations existing under that lease or a sale of the property by the Lessor to the Buyer at market conditions. Buyer and Seller will work together to obtain the Lessor's cooperation.


                                   SEC. 17
                      DISCLOSURE OF FINANCIAL STATEMENTS

The Seller shall make available to the Buyer a set of its audited financial statements for the fiscal year that was last audited.



                                   SEC. 18
                                MISCELLANEOUS

1.      Each party shall bear the costs of its own advisors.


2. Any amendment of or addition to this agreement including this provision must be at least in writing. This applies also to the waiver of this written-form requirement.


3. The agent authorized by Buyer for service of process including service of statements of claim is:


                Rechtsanwalte Hasche, Eschenlohr, Peltzer, Riesenkampff, Fischotter, Niedenau 68, 60325 Frankfurt am Main.


4. Should any provision of this Agreement be or become partially or entirely invalid, the validity of the remaining provisions hereof shall remain unaffected thereby. The invalid provision shall be replaced by a valid one which most effectively serves the financial purpose intended by the parties.






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5.      This Agreement replaces all earlier agreements between the parties relating to the subject matter hereof.


6. This Agreement is subject to German law. The courts at Frankfurt am Main have jurisdiction.


7. This Agreement consists of 14 pages and 3 files of Annexes. File no. 1 includes pages 1 to 598, File no. 2 includes pages 1 to 408 and File no. 3 includes pages 1 to 170. ANNEXES 1 to 9 are contained in File no.
        1. Additional documents belonging to ANNEX 5 are contained in Files no. 2 and no. 3.





Frankfurt am Main, this 12th day of November 1997






[SIG]                                   [SIG]
------------------------------------    ------------------------------------
Aeroquip-Vickers International GmbH     Anja Verwaltungsgesellschaft mbH







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